March 10, 1999




Mr. J. Shelby Bryan



Dear Mr. Bryan:

     Reference is made to the Stock Option Agreement between J. Shelby Bryan and IntelCom Group Inc. (now known as ICG Holdings (Canada) Co. (the "Company"), dated as of May 30, 1995 (the "Agreement"), which grants Mr. Bryan an option to purchase an aggregate 1,550,000 Common Shares, no par value, of the Company at $7.9375 per share. The Agreement was assumed by ICG Communications, Inc., a Delaware corporation and the parent corporation of the Company ("ICG"), pursuant to the terms of an Agreement and Support Agreement, dated as of June 27, 1996, between the Company and ICG. In addition, the Agreement was previously amended by letter agreement dated September 10, 1996, whereby Section 5. Non-transferability of Option was deleted in its entirety.

     The Company, ICG and Mr. Bryan hereby further amend Sections 4, 6, and 7 of the Agreement to provide that the Option (as such term is defined in the Agreement) shall expire on the tenth anniversary of the original date of grant and shall neither be forfeited due to the Employee's voluntary termination of employment, retirement, disability or death nor be subject to earlier termination thereof. In order to effect such amendments,

          (a) The first paragraph of Section 4 shall read in its entirety as follows:

          4. Term of  Option.  The term of the  Option  shall be a period of ten
     (10) years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement.

          b) The first paragraph of Section 6 shall read in its entirety as follows:
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                                       2


          If the Employee ceases to be employed by the Company and or any parent or subsidiaries by reason of his discharge for Cause (as such term is defined in the Employment Agreement, dated as of May 30, 1995, between the Company and the Employee (the "Employment Agreement")), the Option will forthwith terminate. If, however, the Employee for any other reason ceases to be so employed, or there exists a Change of Control of the Company (as such term is defined in the Employment Agreement), whether or not the Employee's employment is so terminated, the Option shall automatically vest in full and may be exercised in full, at any time within the term provided in Section 4 thereof, at the end of which period the Option shall terminate. Notwithstanding the foregoing or any other provision of this Agreement, in the event of a conflict between the terms of this Agreement and the terms of the Employment Agreement regarding the Option, including without limitation, terms with respect to vesting and exercise, the terms of the Employment Agreement shall govern and be controlling.

          b) Section 7 shall read in its entirety as follows:

          7. Exercise Upon Death; Disability. (a) If the Employee dies while he is employed by the Company or any subsidiary thereof within three (3) months after he has ceased to be an employee (provided such cessation was not due to the Employee having been discharged for Cause), during which period he would have been entitled to exercise the Option under the provisions of Section 6 hereof, the Option may, subject to the provisions of Section 5 hereof, be exercised, to the extent the Employee would have been entitled under Section 3 hereof to exercise the Option on the day next preceding the date of his death, by the estate of the Employee or by any person who acquired the right to exercise the Option by bequest or inheritance at any time within the period ending ten (10) years after the Date of Grant, at the end of which period the Option shall terminate. In any event, the Option may not be exercised after the expiration of the term provided in Section 4 hereof.

          (b) In the event that the employment of the Employee by the Company or any subsidiary thereof is terminated by reason of the "disability" (as such is defined in the Employment Agreement) of the Employee, the Option may, subject to the provisions of Section 5 hereof, be exercised, to the extent the Employee
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                                       3


     would have been entitled under Section 3 hereof to exercise the Option on the day next preceding the date of the termination of the Employee's employment, at any time within the period ending ten (10) years after the Date of Grant, at the end of which period the Option shall terminate. In any event, the Option may not be exercised after the expiration of the term provided in Section 4 hereof.

     Except as previously amended and as modified above, the Agreement shall continue in full force and effect. Please indicate your agreement to the foregoing amendment by executing the acknowledgment to this letter in the space provided below.


                                      Very truly yours,

                                      ICG HOLDINGS (CANADA), CO.
                                      (successor to IntelCom Group Inc. and
                                      ICG Holdings (Canada), Inc.)


                                      By: /s/ Don Teague
                                         ---------------------------------------
                                         H. Don Teague, Executive Vice President


                                      ICG COMMUNICATIONS, INC.



                                      By: /s/ Don Teague
                                         ---------------------------------------
                                         H. Don Teague, Executive Vice President


ACCEPTED AND AGREED TO AS OF
the 10th day of March, 1999.

/s/ J. Shelby Bryan
----------------------------
J. Shelby Bryan